Exhibit 99.1

Imperial announces preliminary results of its substantial issuer bid

Calgary, AB – December 11, 2023 – Imperial Oil Limited (TSE: IMO, NYSE American: IMO) announced today the preliminary results of its substantial issuer bid (the “Offer”), pursuant to which Imperial offered to purchase for cancellation up to $1.5 billion of its common shares (the “Shares”). The Offer proceeded by way of a modified Dutch auction, which had a tender price range from $78.50 per Share to $94.00 per Share, and included the option for shareholders to participate via a proportionate tender. The Offer expired at 5:00 p.m. (Calgary time) on December 8, 2023. All amounts are in Canadian dollars.

In accordance with the terms and conditions of the Offer and based on the preliminary calculation of Computershare Investor Services Inc., as depositary for the Offer (the “Depositary”), Imperial expects to take up and pay for 19,108,280 Shares at a price of $78.50 per Share under the Offer (the “Purchase Price”), representing an aggregate purchase of approximately $1.5 billion and 3.4 percent of the total number of Imperial’s issued and outstanding Shares as of the close of business on October 30, 2023. Immediately following completion of the Offer, Imperial anticipates that 535,836,803 Shares will be issued and outstanding.

27,768,599 Shares were validly tendered and not withdrawn pursuant to auction tenders at or below the Purchase Price and pursuant to purchase price tenders. Since the Offer was oversubscribed, shareholders who made auction tenders at or below the Purchase Price and shareholders who made, or were deemed to have made, purchase price tenders will have the number of Shares purchased prorated following the determination of the final results of the Offer (other than “odd lot” tenders, which are not subject to proration). Imperial currently expects that shareholders who made auction tenders at or below the Purchase Price and shareholders who made, or were deemed to have made, purchase price tenders will have approximately 20 percent of their tendered Shares purchased by Imperial. Shareholders who made auction tenders at a price in excess of the Purchase Price should not expect to have any of their Shares purchased by Imperial. 13,324,225 Shares are anticipated to be taken up and purchased pursuant to proportionate tenders.

Exxon Mobil Corporation, Imperial’s majority shareholder, made a proportionate tender under the Offer and will maintain its proportionate Share ownership at approximately 69.6 percent following completion of the Offer.

The number of Shares to be purchased, the proration factor and the Purchase Price referred to above are preliminary, remain subject to verification by the Depositary and assume that all Shares tendered through notice of guaranteed delivery will be delivered within the two trading-day settlement period. Upon take-up and payment of the Shares purchased, Imperial will issue a press release disclosing the final results, including the final proration factor, the final Purchase Price, the estimated paid-up capital per Share and the “specified amount” for purposes of the Income Tax Act (Canada).

Promptly after such press release, payment for the Shares accepted for purchase will be made in accordance with the terms of the Offer and applicable law, and the Depositary will return all other Shares tendered and not purchased.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
imperialoil.ca ∙ youtube.com/ImperialOil ∙ twitter.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

The full details of the Offer are described in the offer to purchase and issuer bid circular dated November 3, 2023, as well as the related letter of transmittal and notice of guaranteed delivery, copies of which were filed and are available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell Shares.

Imperial is one of Canada’s largest integrated oil companies. It is active in all phases of the petroleum industry in Canada, including the exploration for, and production and sale of, crude oil and natural gas. In Canada, it is a major producer of crude oil, the largest petroleum refiner and a leading marketer of petroleum products. It is also a major producer of petrochemicals. The company’s operations are conducted in three main segments: Upstream, Downstream and Chemical.

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For further information:

Investor Relations	Media Relations
(587) 962-4401	(587) 476-7010

Source: Imperial
After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
imperialoil.ca ∙ youtube.com/ImperialOil ∙ twitter.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

Cautionary statement: Statements of future events or conditions in this release, including projections, expectations and estimates are forward-looking statements. Forward-looking statements can be identified by words such as believe, anticipate, intend, propose, plan, expect, future, continue, likely, may, should, will and similar references to future periods. Forward-looking statements in this release include, but are not limited to, references to the number of Shares, the Purchase Price and the aggregate amount Imperial expects to pay on take up and payment of tendered Shares in connection with the Offer; the number of Shares issued and outstanding following completion of the Offer; the anticipated proration due to oversubscription; expectations for shareholders who have made auction tenders at a price in excess of the Purchase Price; the number of Shares to be taken up and paid for pursuant to proportionate tenders; ExxonMobil’s anticipated holdings following completion of the Offer; further communication regarding completion of the Offer; the payment for Shares in accordance with the Offer; and the return of Shares not purchased.

Forward-looking statements are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made. Actual results, including expectations and assumptions concerning Shares tendered through notice of guaranteed delivery will be delivered, the assumption that the conditions to completion of the Offer will be satisfied or waived, could differ materially depending on a number of factors. These factors include those discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial Oil Limited’s most recent annual report on Form 10-K and subsequent interim reports on Form 10-Q.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial Oil Limited. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Source: Imperial
After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
imperialoil.ca ∙ youtube.com/ImperialOil ∙ twitter.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited